SCHEDULE 14C INFORMATION

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SunAmerica Series Trust

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[Logo] SunAmerica

Retirement Markets, Inc.

1 SunAmerica Center

Century City

Los Angeles, CA 90067-6022

September 26, 2002

Dear Contract Owner:

The enclosed information statement is being provided to contract owners invested in the Small Company Value Portfolio (the "Portfolio") of SunAmerica Series Trust as a result of a change in the subadviser of the Portfolio.

On May 21, 2002, the Board of Trustees approved a subadviser change for the Portfolio, one of the underlying investments of our variable annuity. Effective August 28, 2002 the Portfolio's existing subadviser, U.S. Bancorp Asset Management, was replaced with a new subadviser, Franklin Advisory Services, LLC ("Franklin"). This change in portfolio management did not result in any modifications to the investment goal or principal investment strategy stated of the Portfolio in the SunAmerica Series Trust prospectus, nor was there any change in the management fee of the Portfolio.

As a matter of regulatory compliance, we are sending you this information statement which describes the management structure of the Portfolio, the ownership of Franklin, and the terms of the Subadvisory Agreement with Franklin which the Trustees, including the independent Trustees, have approved.

This document is for your information only and you are not required to take any action.

If you have any questions regarding this change, please call our SunLine customer service center between the hours of 5 a.m. PST and 5 p.m. PST at (877) 999-9205.

Sincerely,

/s/ Jane Aldrich

Jane Aldrich, CFA

Vice President SunAmerica Retirement Markets, Inc.

SunAmerica series trust

Small Company Value Portfolio

P.O. Box 54299

Los Angeles, California 90054-0299

_____________________________

INFORMATION STATEMENT

_____________________________

This information statement is being provided to the contract or policy owners invested in the Small Company Value Portfolio (the "Portfolio") of SunAmerica Series Trust (the "Trust") in lieu of a proxy statement, pursuant to the terms of an exemptive order the Trust received from the Securities and Exchange Commission which permits SunAmerica Asset Management Corp. ("SunAmerica") to hire new subadvisers and to make changes to existing subadvisory contracts with the approval of the Board of Trustees (the "Trustees"), but without obtaining shareholder approval. This information statement is being furnished on behalf of the Trustees of the Trust.

We are not asking you for a proxy and you are requested not to send us a proxy. This document is for informational purposes only and you are not required to take any action.

This information statement is being mailed on or about September 20, 2002 to contract or policy owners who chose the Portfolio as an investment option prior to August 28, 2002. Copies of the most recent annual and semi-annual reports of Trust are available without charge and may be obtained by writing to the Trust at P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (877) 999-9205.

Purpose of the Information Statement

This information statement is being provided to you as a result of a change in the subadviser of the Portfolio.

On May 21, 2002, the Trustees of the Trust approved a Subadvisory Agreement between SunAmerica, the investment adviser, and Franklin Advisory Services, LLC ("Franklin"), the subadviser, with respect to the Portfolio of the Trust. As of August 28, 2002, Franklin replaced U.S. Bancorp Asset Management ("USBAM") as subadviser of the Portfolio.

The Trust

The Portfolio is an investment series of the Trust, a Massachusetts business trust. The Trust entered into an Investment Advisory Agreement (the "Advisory Agreement") with SunAmerica on January 1, 1999, as may be amended from time to time with the approval of the Trustees. SunAmerica is located at 733 Third Avenue, New York, NY 10017. SunAmerica selects the subadviser for the Portfolio, provides various administrative services and supervises the Portfolio's daily business affairs, subject to review by the Trustees. The Advisory Agreement authorizes SunAmerica to retain a subadviser for the Portfolio. SunAmerica selects a subadviser it believes will provide the Portfolio with the highest quality investment services, while obtaining, within the Portfolio's overall investment objective, a distinct investment style. SunAmerica monitors the activities of the subadviser and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance or other consideration.

The subadviser to the Trust acts pursuant to an agreement with SunAmerica. Their duties include furnishing continuous advice and recommendations to the relevant portion of their respective portfolios regarding securities to be purchased and sold. The subadviser is independent of SunAmerica and discharges its responsibilities subject to the policies of the Trustees and the oversight and supervision of SunAmerica, which pays the subadviser's fees. The Portfolio does not pay fees directly to the subadviser. However, in accordance with procedures adopted by the Trustees, a subadviser may effect portfolio transactions through an affiliated broker-dealer, acting as agent not as principal, and receive brokerage commissions in connection therewith as permitted by Section 17(e) of the Investment Company Act of 1940, as amended, the rules and interpretations thereunder and other applicable securities laws.

The Subadvisory Agreements

Pursuant to the Subadvisory Agreement between SunAmerica and USBAM dated January 1, 1999 (the "Previous Subadvisory Agreement"), USBAM served as a subadviser to the Portfolio. At a Board Meeting held on May 21, 2002, the Trustees, including a majority of the Trustees who are not interested persons of the Portfolio or SunAmerica, approved SunAmerica's recommendation to replace USBAM. Accordingly, the Trustees approved a Subadvisory Agreement (the "New Subadvisory Agreement") with Franklin, which became effective August 28, 2002.

For the fiscal year ended January 31, 2002, SunAmerica paid fees to USBAM equal to the annual rate of 0.80% for the Portfolio or $41,662. The fee retained by SunAmerica for the Portfolio is 0.20% or $10,416. The subadvisory fees to be paid to Franklin, based on the average daily net assets of the Portfolio, consisting of a monthly fee are computed at the following annual rates: 0.600% on first $200 million; 0.520% on next $300 million; 0.500% over $500 million. If Franklin had served as subadviser for the last fiscal year, SunAmerica would have paid Franklin $31,247 or 25% less than what SunAmerica had paid USBAM.

The New Subadvisory Agreement between Franklin and SunAmerica on behalf of the Portfolio, is substantially similar in form and in substance to the Previous Subadvisory Agreement, in that it (i) provides for Franklin to manage the Portfolio on a discretionary basis, (ii) provides for SunAmerica to compensate Franklin for its services, (iii) authorizes Franklin to select the brokers or dealers to effect portfolio transactions for the Portfolio, and (iv) requires Franklin to comply with the Portfolio's investment policies and restrictions and with applicable law. The New Subadvisory Agreement will not result in any increase in fees to contract owners. A form of the New Subadvisory Agreement is attached to this information statement as Exhibit A.

Information About Franklin

Franklin is a Delaware limited liability company located at One Parker Plaza, 9th Floor, Fort Lee, NJ 07024. Franklin is a wholly-owned subsidiary of Franklin Resources, Inc. (referred to as Franklin Templeton Investments), a publicly owned company engaged in the financial services industry through its subsidiaries. As of June 30, 2002, Franklin Templeton Investments managed approximately $270.4 billion in assets composed of mutual funds and other investment vehicles for individuals, institutions, pension plans, trusts and partnerships in 128 countries.

Franklin uses a patient, disciplined approach to uncovering companies selling at discounts to management's assessment of their intrinsic value. The investment team follows a bottom-up approach to selecting securities investing primarily in stocks of companies with market capitalization of $2.5 billion or lower. Franklin believes that by engaging in thorough research, they can uncover undervalued securities that offer the potential for attractive long-term performance

The names and principal occupations of the Principal Executive Officers of Franklin are set forth below.

Name Position Address	Position	Address
William J. Lippman

Senior Vice President, Franklin Resources, Inc.; President, Franklin Advisory Services, LLC; President and Trustee, Franklin Managed Trust; officer and/or director of other subsidiaries of Franklin Resources, Inc.; and formerly, President, L.F. Rothschild Fund Management, Inc.; President, Pilgrim Group, Inc. (1960-1986); former member of the Board of Trustees, Investment Company Institute

One Parker Plaza, 9th Floor, Fort Lee, NJ 07024

Bruce Baughman	Senior Vice President and Portfolio Manager, Franklin Advisory Services, LLC; Portfolio Manager, Franklin Private Client Group, Inc.; and formerly, Portfolio Manager, L.F. Rothschild.	One Parker Plaza, 9th Floor, Fort Lee, NJ 07024
Donald G. Taylor

Senior Vice President and Portfolio Manager, Franklin Advisory Services, LLC; Portfolio Manager, Franklin Private Client Group, Inc.; and formerly, Portfolio Manager, Fidelity Management and Research Company; Portfolio Manager, Pilgrim Group

One Parker Plaza, 9th Floor, Fort Lee, NJ 07024
Rupert H. Johnson, Jr.

Senior Vice President, Franklin Advisory Services, LLC; Vice Chairman, Member - Office of the Chairman and Director of Franklin Resources, Inc.; officer and/or director of other subsidiaries of Franklin Resources, Inc.; Member of Executive Committee and Member of the Board of Governors, Investment Company Institute; Member of the District Conduct Committee, National

Association of Securities Dealers; Trustee, Santa Clara and Washington and Lee Universities; formerly, Officer in the U.S. Marine Corps.

One Franklin Parkway San Mateo, CA 94403

Martin L. Flanagan

Chief Financial Officer, Franklin Advisory Services LLC; President - Office of the President, Chief Financial Officer, and Chief Operating Officer, Franklin Resources, Inc.; President, Franklin Templeton Companies; officer and/or director of various affiliated companies throughout the combined Franklin Templeton

Organization; formerly, with Arthur Andersen & Co.

One Franklin Parkway San Mateo, CA 94403

Franklin serves as an investment adviser or subadviser to the following investment companies with similar investment objectives to the Portfolio, at the fee rates set forth below, which had the following net assets as of June 30, 2002.

Name of Fund	Advisory/Subadvisory Fee Rate	Approximate Net Assets As of June 30, 2002
Franklin Value Investors Trust - Franklin Small Cap Value Fund	Annual rate of 0.73%* of average daily net assets	$302,000,000
Franklin Templeton Variable Insurance Products Trust - Franklin Small Cap Value Securities Fund	Annual rate of 0.57%* of average daily net assets.	$131,000,000

* The manager had agreed in advance to reduce its fee to reflect reduced services resulting from the fund's investment in a Franklin Templeton money fund. This reduction is required by the fund's Board of Trustees and an order of the Securities and Exchange Commission.

Board of Trustees' Consideration

In approving the New Subadvisory Agreement described herein, the Trustees, at an in-person Board Meeting held on May 21, 2002, considered certain factors, including (i) the nature and quality of the services expected to be rendered by Franklin, including the credentials and investment experience of its officers and employees; (ii) Franklin's investment approach and management style; (iii) the structure of Franklin and its ability to provide services, based on both its financial condition as well as its performance record; (iv) a comparison of Franklin's subadvisory fee with those of other advisers; (v) the fact that the terms of the New Subadvisory Agreement are substantially similar in forms and substance to the Previous Subadvisory Agreement; and (vi) indirect costs and benefits of providing such subadvisory services. The Trustees determined that the engagement of Franklin as subadviser for the Portfolio and the subadvisory fee were reasonable, fair and in the best interests of the Portfolio and the Trust's contract owners. Franklin supplied its information about its portfolio management and its investment philosophy to the Trustees for review, along with other important documentation.

Additional Information

SunAmerica Capital Services, Inc. serves as the distributor of the shares of the Trust and is located at 733 Third Avenue, New York, New York 10017.

The Trust is not required to hold annual meetings of contract owners and, therefore, it cannot be determined when the next meeting of policy owners will be held. Contract owner proposals to be considered for inclusion in the proxy statement for the next meeting of contract owners must be submitted at a reasonable time before the proxy statement is mailed. Whether a proposal submitted will be included in the proxy statement will be determined in accordance with applicable state and federal law.

By Order of the Trustees,

By: /s/ Robert M. Zakem _________

Robert M. Zakem

Vice President and Assistant Secretary

Dated: September 26, 2002

Exhibit A

SUBADVISORY AGREEMENT

This SUBADVISORY AGREEMENT is dated as of August 28, 2002 by and between SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser"), and FRANKLIN ADVISORY SERVICES, LLC, a Delaware limited liability company (the "Subadviser").

WITNESSETH:

WHEREAS, the Adviser and SunAmerica Series Trust, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to it which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and may issue shares of beneficial interest, no par value per share, in separately designated portfolios representing separate funds with their own investment objectives, policies and purposes; and

WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment portfolio(s) of the Trust listed on Schedule A attached hereto (the "Portfolio(s)"), and the Subadviser is willing to furnish such services;

NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

1. Duties of the Subadviser. The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Trust. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of the assets of each Portfolio. The Subadviser will determine, in its discretion and subject to the oversight and review of the Adviser, the securities and other investments to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain, and will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadviser, as agent and attorney-in-fact of the Trust, may, when it deems appropriate and without prior consultation with the Adviser, (a) buy, sell, exchange, convert and otherwise trade in any stocks, bonds and other securities including money market instruments, whether the issuer is organized in the United States or outside the United States, (b) place orders for the execution of such securities transactions with or through such brokers, dealers or issuers as the Subadviser may select and (c) purchase, sell, exchange or convert foreign currency in the spot or forward markets as necessary to facilitate transactions in international securities for the Portfolio(s). The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish, and in compliance with (a) the objectives, policies, restrictions and limitations for the Portfolio(s) as set forth in the Trust's current prospectus and statement of additional information; and (b) applicable laws and regulations.

The Subadviser represents and warrants to the Adviser that each Portfolio will at all times be operated and managed (a) in compliance with all applicable federal and state laws, including securities, commodities and banking laws, governing its operations and investments. Without limiting the foregoing, the Subadviser represents and warrants that it will cooperate with the Trust's administrator to manage each Portfolio in compliance with (a) the applicable provisions of Subchapter M, chapter 1 of the Code ("Subchapter M") for each Portfolio to be treated as a "regulated investment company" under Subchapter M; (b) the diversification requirements specified in the Internal Revenue Service's regulations under Section 817(h) of the Code; (c) the provisions of the Act and rules adopted thereunder; (d) applicable state insurance laws; (e) the objectives, policies, restrictions and limitations for the Portfolio(s) as set forth in the Trust's current prospectus and statement of additional information as most recently provided by the Adviser to the Subadviser; and (f) the policies and procedures as adopted by the Trustees of the Trust as furnished to the Subadviser. The Subadviser shall furnish information readily available to it to the Adviser, as requested, for purposes of compliance with the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code.

The Subadviser further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for the Contracts or shares of the Trust, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the "1933 Act") and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

The Subadviser agrees: (a) to maintain a level of errors and omissions or professional liability insurance coverage that, at all times during the course of this Agreement, is appropriate given the nature of its business, and (b) from time to time and upon reasonable request, to supply evidence of such coverage to the Adviser.

The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

2. Portfolio Transactions. (a) The Subadviser is responsible for decisions to buy or sell securities and other investments for the assets of each Portfolio, broker-dealers and futures commission merchants' selection, and negotiation of brokerage commission and futures commission merchants' rates. As a general matter, in executing portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser's best judgement, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm's risk in positioning a block of securities. Subject to such policies as the Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser's having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, as broker-dealers or futures commission merchants to effect portfolio transactions in securities and other investments for a Portfolio; provided, however, that for each Portfolio the average annual percentage of portfolio transactions which are engaged in with the Subadviser's affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, may not exceed 25 % of the Portfolio's total transactions in securities and other investments during the Trust's fiscal year. The Adviser shall maintain and provide the Subadviser with a list of all broker-dealers affiliated with Adviser or with another subadviser and shall provide the Subadviser with updates to the list as needed. The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Portfolio with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates' fiduciary obligations to the Portfolio and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

(b) Notwithstanding Section 2(a) above, for such purposes as obtaining investment research products and services, covering fees and expenses, and rewarding sales or distribution, the Adviser may direct the Subadviser to effect a specific percentage of a Portfolio's transactions in securities and other investments to certain broker-dealers and futures commission merchants'. In designating the use of a particular broker-dealer or futures commission merchant, the Adviser and Subadviser acknowledge:

    All brokerage transactions are subject to best execution. As such, Subadviser will use its best efforts to direct non-risk commission transactions to a particular broker-dealer or futures commission merchant designated by the Adviser provided that the Subadviser obtains best execution;

    Such direction may result in the Portfolio paying a higher commission, depending upon the Portfolio's arrangements with the particular broker-dealer or futures commission merchant, or such other factors as market conditions, share values, capabilities of the particular broker-dealer or futures commission merchant, etc.;

    If the Adviser directs payments of an excessive amount of commissions, the executions may not be accomplished as rapidly. In addition, the Portfolio may forfeit the possible advantage derived from the aggregation of multiple orders as a single "bunched" transaction where Subadviser would, in some instances, be in a better position to negotiate commissions; and

    Subadviser does not make commitments to allocate fixed or definite amounts of commissions to brokers. As such the Subadviser may be unable to fulfill the Adviser's request for direction due to the reasons stated above.

3. Compensation of the Subadviser. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the assets managed by the Subadviser for each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days' net assets in order to calculate the daily accrual). For purposes of calculating the Subadviser's fee, the average daily net asset value of a Portfolio shall mean the average daily net assets for which the Subadviser actually provides advisory services, and shall be determined by taking an average of all determinations of such net asset value during the month. If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

4. Other Services. At the request of the Trust or the Adviser, the Subadviser in its discretion may make available to the Trust, office facilities, equipment, personnel and other services in order to facilitate meetings or other similar functions. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Trust or the Adviser at the Subadviser's cost.

5. Reports. The Trust, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.

  Status of the Subadviser. The services of the Subadviser to the Adviser and the Trust are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

Adviser understands that the Subadviser may give advice and take action with respect to any of its other clients or for its own account which may differ from the timing or nature of action taken by the Subadviser with respect to the Portfolio(s). Nothing in this Agreement shall impose upon the Subadviser any obligation to purchase or sell, or to recommend for purchase or sale, any security which the Subadviser, or its shareholders, directors, officers, employees or affiliates may purchase or sell for its or their own account(s) or for the account of any other client.

7. Advertising. Subadviser shall not provide or in any way distribute any sales or advertising materials, whether or not related to the Trust, to any employee or representative of SunAmerica Capital Services, Inc. ("SACS") or its affiliates, including wholesaling personnel, unless such material has been received and approved, in writing, by the Adviser.

8. Proxy Voting. The Subadviser will vote proxies relating to the Assets of each Portfolio for which Subadviser exercises investment discretion. Subadviser will vote all such proxies in accordance with such proxy voting guidelines as Subadviser may, from time to time, establish. Subadviser will not, however, advise and will use its best efforts not to take any action for the Adviser, the Trust or a Portfolio in any legal proceedings, including bankruptcies or class actions, involving securities held or previously held by a Portfolio or the issuers of the securities ("Legal Proceedings"). The Adviser will instruct the custodian and other parties providing services to the Trust promptly to forward to Subadviser copies of all proxies and shareholder communications relating to securities held by each Portfolio (other than materials relating to Legal Proceedings). The Adviser agrees that Subadviser will not be responsible or liable for failing to vote any proxies where it has not received such proxies or related shareholder communications on a timely basis.

9. Certain Records. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the Subadviser's investments for the Portfolio(s) that are required to be maintained by Subadviser on behalf of the Trust pursuant to the requirements of Rule 31a-1 of that Act. Subadviser shall provide reasonable access to or copies of any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Trust.

The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust's auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.

10. Reference to the Subadviser. Neither the Trust nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.

11. Liability of the Subadviser. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Subadviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) the Subadviser shall not be subject to liability to the Adviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) or to the Trust (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Trust) for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from Subadviser's rendering of services under this Agreement.

(b) The Subadviser agrees to indemnify and hold harmless the Adviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) and/or the Trust (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Trust) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser and/or the Trust and their affiliates or such directors/trustees, officers or controlling person may become subject under the Act, the 1933 Act, under other statutes, common law or otherwise, which arise from the Subadviser's disabling conduct described above, including but not limited to any material failure by the Subadviser to comply with the provisions and representations and warranties set forth in Section 1 of this Agreement; provided, however, that in no case is the Subadviser's indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligations and duties under this Agreement.

12. Permissible Interests. Trustees and agents of the Trust are or may be interested in the Subadviser (or any successor thereof) as directors/trustees, partners, officers, or shareholders, or otherwise; directors/trustees, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Trust as trustees, or otherwise; and the Subadviser (or any successor) is or may be interested in the Trust in some manner.

13. Term of the Agreement. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Trust.

With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Trust, or by the Adviser, on not less than 30 nor more than 60 days' written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on not less than 60 days' written notice to the Adviser and the Trust or such other notice period as the parties may agree. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act). This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated.

14. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

15. Amendments. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act.

16. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

17. Personal Liability. The Declaration of the Trust establishing the Trust (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, and, in accordance with that Declaration, no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the "Trust Property," as defined in the Declaration, only shall be liable.

18. Separate Series. Pursuant to the provisions of the Declaration, each Portfolio is a separate series of the Trust, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Trust as a whole.

19. Notices. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Subadviser: Franklin Advisory Services, LLC

One Parker Plaza, 9th Floor

Fort Lee, NJ 07024

Attention: William Lippman

with a copy to: Franklin Templeton Investments

One Franklin Parkway

San Mateo, CA 94403-1906

Attention: General Counsel

Adviser: SunAmerica Asset Management Corp.

The SunAmerica Center

733 Third Avenue, Third Floor

New York, NY 10017-3204

Attention: Robert M. Zakem

Senior Vice President and

General Counsel

with a copy to: SunAmerica Inc.

1 SunAmerica Center

Century City

Los Angeles, CA 90067-6022

Attention: Mallary L. Reznik

Secretary of SunAmerica Series Trust

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

SUNAMERICA ASSET MANAGEMENT CORP.

By: /s/ Peter A. Harbeck

Name: Peter A. Harbeck

Title: President and Chief Executive Officer

FRANKLIN ADVISORY SERVICES, LLC

By: /s/ William J. Lippman

Name: William J. Lippman

Title: President

Schedule A

Annual Fee

(as a percentage of the average daily net assets the Subadviser

Portfolio(s) manages in the Portfolio)

Small Company Value Portfolio 0.600% first $200 million

0.520% next $300 million

0.500% over $500 million

September 26, 2002

BY EDGAR

Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: SunAmerica Series Trust

File Numbers 33-52742 and 811-07238

CIK No. 0000892538

Dear Sir or Madam:

As counsel to SunAmerica Series Trust (the "Registrant"), I am transmitting for filing the definitive information statement for the Registrant under Section 14 of the Securities Act of 1934, as amended, concurrently with this letter. This information statement is modeled after other information statements for SunAmerica Series Trust reflecting a change in a subadviser.

We intend to mail to shareholders on or about September 26, 2002. Please call Nori Gabert at (713) 831-5165 with any comments or questions.

Sincerely,

/s/ Nori L. Gabert

Nori L. Gabert